[FORM OF]
KRISPY KREME DOUGHNUTS, INC.
2012 STOCK INCENTIVE PLAN
DIRECTOR RESTRICTED STOCK UNIT AGREEMENT

     THIS AGREEMENT (the “Agreement”), is made as of [_________] by and between Krispy Kreme Doughnuts, Inc., a North Carolina corporation (the “Company”), and [_____________], a member of the Board of Directors of the Company (the “Participant”).

W I T N E S S E T H:

     WHEREAS, the Board of Directors and shareholders of the Company have approved the Krispy Kreme Doughnuts, Inc. 2012 Stock Incentive Plan, as it may be amended (the “Plan”), for the purposes and subject to the provisions set forth in the Plan; and

     WHEREAS, the Plan provides for the grant of restricted stock units; and

     WHEREAS, pursuant to authority granted to it in the Plan, the Compensation Committee of the Board of Directors of the Company (the “Committee”) has, on behalf of the Company, granted to the Participant restricted stock units with respect to the Common Stock of the Company, as set forth below; and

     WHEREAS, this Agreement evidences the grant of restricted stock units under the Plan;

     NOW, THEREFORE, in consideration of the foregoing, of the mutual promises set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1. Award of Restricted Stock Units

     This Agreement sets forth the terms of an award to the Participant of [_________] restricted stock units (the “Restricted Stock Units” or the “Award”) subject to, and in accordance with, the restrictions, terms, and conditions set forth in the Plan and this Agreement. The grant date of the Restricted Stock Units is [___________] (the “Grant Date”). Each Restricted Stock Unit will entitle the Participant to receive one share of Common Stock at the time and subject to the conditions set forth herein and in the Plan.

2. Vesting of Award; Forfeiture

     If the Participant is still in service on the Board of Directors of the Company, the Participant shall become vested in the Restricted Stock Units in four quarterly installments as set forth below:

Number of
Restricted Stock
Units that Vest
Date	on Such Date
[ ]	[ ]
[ ]	[ ]
[ ]	[ ]
[ ]	[ ]

     Any unvested Restricted Stock Units shall be automatically forfeited at such time as the Participant ceases to serve as a Director for any reason other than due to the Participant’s death or Disability, or as provided in Section 7 herein in the event of a Change in Control. In the event a Participant ceases to serve as a Director due to his or her death or Disability, his or her Restricted Stock Units shall become immediately vested in full. Unless otherwise provided by the Committee, all amounts receivable in connection with any adjustments to the Common Stock under Section 4.4 of the Plan shall be subject to the vesting schedule in this Section 2.

3. No Rights as a Shareholder

     Prior to vesting of the Restricted Stock Units and delivery of the shares of Common Stock to the Participant, the Participant shall not have any rights or privileges of a shareholder as to the shares of Common Stock underlying such Award. Specifically, the Participant shall not have the right to receive dividends or the right to vote such shares of Common Stock prior to vesting of the Restricted Stock Units and delivery of a certificate(s) (or other evidence of ownership, such as book entry) for the shares of Common Stock.

4. Distribution of Common Stock

     The Company shall distribute to the Participant (or his or her heirs in the event of the Participant’s death) at the time of vesting of the Restricted Stock Units, a number of shares of Common Stock equal to the number of Restricted Stock Units then held by the Participant that became vested at such time; provided, however, that, if the Participant has made an irrevocable deferral election prior to the last day of the calendar year prior to the Grant Date (or otherwise in accordance with Code Section 409A), distribution of the shares of Common Stock subject to the Restricted Stock Units shall be deferred until the time the Participant ceases to be a Director for any reason.

5. Certificates

     Unless the Participant has made a valid deferral election to defer delivery of shares of Common Stock as described in Section 4 herein, upon the vesting of the Restricted Stock Units pursuant to the terms hereof and the satisfaction of withholding tax liability, if any, pursuant to Section 8 hereof, certificates evidencing the shares of Common Stock required to be delivered pursuant to the terms hereof shall be delivered to the Participant or other evidence of ownership of such shares of Common Stock shall be provided to the Participant, such as tracking through book entry.

6. Nontransferability

     Unless the Committee determines otherwise, no grant of, nor any right or interest of the Participant in or to, the Award may be assigned, encumbered, or transferred except, in the event of the death of a Participant, by will or the laws of intestate succession.

7. Change in Control

     Notwithstanding the other provisions of the Agreement, the following provisions shall apply in the event of a Change in Control:

     (a) To the extent the successor company does not assume or substitute for the Award (or the Company is the ultimate parent corporation and does not continue the Award) on substantially equivalent terms (as determined by the Committee), the Award will become vested in full upon the effective date of the Change in Control.

     (b) Further, in the event that the Award is substituted, assumed or continued, the Award will become vested in full if, within six months before (in which case vesting shall not occur until the effective date of the Change in Control) or one year after the effective date of the Change in Control, the Participant ceases to serve as a Director, or, if the Company is not the surviving Company in the Change in Control event, a member of the board of directors of the surviving entity, in either case, due to the Participant’s failure to be nominated to serve as a director of such entity or the Participant’s failure to be elected to serve as a director of such entity, but not due to the Participant’s decision not to continue service on the Board of Directors of the Company or the board of directors of the surviving entity, as the case may be. For the purposes herein, “Company” shall include the successor to the Company’s business or assets, or if all or substantially all of the voting stock of the Company is held by another public company, such public company.

8. Taxes and Withholding

     (a) The Participant shall be responsible for all federal, state, local, and foreign income taxes payable with respect to the Award. The Participant acknowledges that he or she may incur substantial tax liability arising out of the grant, vesting, and/or settlement of the Award and that the Company has no responsibility to take or refrain from taking any actions in order to achieve a certain tax result for the Participant.

     (b) The Company shall have the right to retain and withhold from any distribution of Common Stock in respect of Restricted Stock Units the minimum amount of taxes, if any, required by any government to be withheld or otherwise deducted and paid with respect to such Restricted Stock Units. At its discretion, the Company may require Participant to immediately pay the Company in cash or reimburse the Company for any such taxes required to be withheld and may withhold any distribution in whole or in part until the Company is so paid or reimbursed. In lieu thereof, the Company shall have the right to withhold from any other cash amounts due to the Participant an amount equal to such taxes required to be withheld or withhold and cancel (in whole or in part) with respect to the Restricted Stock Units a number of shares of Common Stock having a market value equal to the amount of such taxes. In addition, unless the Committee determines otherwise and subject to such conditions as may be established by the Committee, the Participant may elect to satisfy the withholding requirement, in whole or in part, by having the Company withhold shares of Common Stock with a Fair Market Value equal to (but not in excess of) the minimum statutory tax required to be withheld. The right to withhold shares of Common Stock with a Fair Market Value equal to the minimum statutory tax required to be withheld to satisfy the withholding requirement may be withdrawn by the approval of the Committee.

9. Amendment of Agreement

     This Agreement may be modified, amended, suspended, or terminated, and any terms or conditions may be waived, but only by a written instrument executed by the parties hereto and otherwise in accordance with the Plan. Notwithstanding the foregoing, the Committee shall have unilateral authority to amend the Agreement (without the Participant’s consent) to the extent necessary to comply with Applicable Law or changes to Applicable Law (including but in no way limited to Code Section 409A and federal securities laws).

10. Severability

     The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions, and any partially unenforceable provision to the extent enforceable in any jurisdiction, shall nevertheless be binding and enforceable.

11. Notices

     Any and all notices under this Agreement shall be in writing, and sent by hand delivery or by certified or registered mail (return receipt requested and first-class postage prepaid), in the case of the Company, to its principal executive offices to the attention of the Chief Financial Officer, and, in the case of the Participant, to the Participant’s address as shown on the Company’s records.

12. Successors and Assigns

     (a) This Agreement shall be binding upon and inure to the benefit of any assignee or successor in interest to the Company, whether by merger, consolidation, or the sale of all or substantially all of the Company’s assets.

     (b) This Agreement shall be binding upon and inure to the benefit of the Participant and his or her legal representative and any person to whom the Restricted Stock Units may be transferred by will, the applicable laws of intestate succession, or otherwise in accordance with the terms of the Plan.

13. Agreement to be Bound by Plan

     The Participant hereby acknowledges that the Participant fully understands his or her rights under the Plan and that the Participant agrees to be bound by all the terms and provisions of the Plan. The Participant acknowledges that the Participant has received a copy of the Plan prospectus.

14. Plan Controls

     This Agreement and the Award are subject in all respects to the terms and conditions of the Plan (which are incorporated herein by reference). Except as otherwise expressly set forth herein, the capitalized terms used in this Agreement shall have the same definitions as set forth in the Plan. To the extent that any conflict may exist between any term or provision of this Agreement and any term or provision of the Plan, such term or provision of the Plan shall control, unless the Committee determines otherwise.

15. No Right to Service or Future Grants; Compliance with Applicable Law

     (a) Nothing in this Agreement shall be construed as constituting a commitment, guarantee, agreement, or understanding of any kind or nature that the Company shall continue to require the services of the Participant as a Director, nor shall this Agreement affect in any way the right of the Company’s shareholders to terminate the services of the Participant at any time and for any reason. The Participant acknowledges and agrees that the award and acceptance of Restricted Stock Units pursuant to this Agreement does not entitle the Participant to future grants under the Plan or any other plan.

     (b) The Company may impose such restrictions on the Restricted Stock Units, the shares of Common Stock underlying the Award, and any other benefits underlying the Award hereunder as it may deem advisable, including, without limitation, restrictions under the federal securities laws, the requirements of any securities exchange or similar organization, and any blue sky, state, or foreign securities laws applicable to such securities. The Company shall not be obligated to issue, deliver, or transfer shares of Common Stock, make any other distribution of benefits under the Plan, or take any other action, unless such delivery, distribution, or action is in compliance with Applicable Law (including but not limited to the requirements of the Securities Act). The Company will be under no obligation to register the shares of Common Stock underlying the Award or other securities with the Securities and Exchange Commission or to effect compliance with the exemption, registration, qualification, or listing requirements of any state or foreign securities laws, securities exchange or similar organization, and the Company will have no liability for any inability or failure to do so. The Company may cause a restrictive legend or legends to be placed on any certificate issued pursuant to the Award hereunder in such form as may be prescribed from time to time by Applicable Law or as may be advised by legal counsel.

16. Covenants and Representations of Participant

     The Participant represents, warrants, covenants, and agrees with the Company as follows:

     (a) The Participant has not relied upon the Company with respect to any tax consequences related to the Award or shares of Common Stock subject thereto. The Participant assumes full responsibility for all such tax consequences and the filing of all tax returns the Participant may be required to file in connection therewith.

     (b) The Participant will not distribute or resell any Common Stock (or other securities) issuable hereunder in violation of Applicable Law. The Participant shall comply with all provisions of the Company’s Securities Trading Policy, as in effect from time to time.

     (c) The agreements, representations, warranties, and covenants made by the Participant herein with respect to the Restricted Stock Units shall also extend and apply to all of the shares of Common Stock issued to the Participant from time to time pursuant to the Restricted Stock Units. Acceptance by the Participant of any certificate representing shares of Common Stock (or other evidence of beneficial ownership) shall constitute a confirmation by the Participant that all such agreements, representations, warranties, and covenants made herein continue to be true and correct at that time.

     (d) As a condition to receiving this Award, the Participant agrees to abide by the Company’s Equity Retention Policy, Compensation Recovery Policy, Stock Ownership Guidelines, and/or other similar policies, each as in effect from time to time and to the extent applicable to the Participant. In addition, the Participant shall be subject to such compensation recovery, recoupment, forfeiture, or other similar provisions as may apply to the Participant under Applicable Law.

17. Governing Law

     This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of North Carolina, without giving effect to the principles of conflicts of laws, and in accordance with applicable federal laws.

18. Waiver

     The waiver by the Company of a breach of any provision of this Agreement by the Participant shall not operate or be construed as a waiver of any subsequent breach by the Participant.

19. Limitation of Liability

     The liability of the Company under this Agreement and in the award of the Restricted Stock Units hereunder is limited to the obligations set forth herein with respect to such Award, and nothing herein contained shall be interpreted as imposing any liability in favor of the Participant or any others with respect to any loss, cost, or expense which the Participant or others may incur in connection with or arising out of any transaction involving the Restricted Stock Units or the shares of Common Stock subject thereto.

20. Entire Agreement

     The parties hereto agree that this Agreement sets forth all of the promises, agreements, conditions, understandings, warranties, and representations between the parties with respect to the Award and that there are no promises, agreements, conditions, understandings, warranties, or representations, oral or written, express or implied between the parties with respect to the Award other than as set forth in this Agreement and in the Plan.

21. Authority of Committee

     All determinations made by the Committee with respect to the interpretation, construction, and application of any provision of this Agreement shall be final, conclusive, and binding on the parties.

22. Code Section 409A

     If and to the extent that Code Section 409A is deemed to apply to the Award, it is intended that this Agreement and the Award shall, to the extent practicable, be construed in accordance therewith. Notwithstanding any provision to the contrary in this Agreement, if the Participant is deemed on the date of his or her “separation from service” (within the meaning of Treas. Reg. Section 1.409A-1(h)) with the Company to be a “specified employee” (within the meaning of Treas. Reg. Section 1.409A-1(i)), then with regard to any payment that is considered deferred compensation under Code Section 409A payable on account of a “separation from service” that is required to be delayed pursuant to Code Section 409A(a)(2)(B) (after taking into account any applicable exceptions to such requirement), such payment shall be made on the date that is the earlier of (i) the expiration of the six (6)-month period measured from the date of the Participant’s “separation from service” (with such payment to be made during the seventh month following the “separation from service”), or, if earlier, (ii) the date of the Participant’s death, or as otherwise permitted under Code Section 409A (the “Delay Period”). Upon the expiration of the Delay Period, all payments delayed pursuant to this Section 22 shall be paid to Participant in a lump sum. Notwithstanding any provision of this Agreement to the contrary, for purposes of any provision of this Agreement providing for the payment of any amounts or benefits upon or following a termination of employment constituting deferred compensation for purposes of Code Section 409A, references to the Participant’s “termination of employment” (and corollary terms) with the Company shall be construed to refer to the Participant’s “separation from service” (within the meaning of Treas. Reg. Section 1.409A-1(h)) with the Company. In the event that this Award, this Agreement, or the Plan is deemed not to comply with Code Section 409A, then neither the Company, the Board of Directors, the Committee, nor its designees or agents will be responsible to the Participant or any other person for actions, decisions, or determinations made in good faith.

[Signature Page to Follow]

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

KRISPY KREME DOUGHNUTS, INC.

By:
Title:

PARTICIPANT

Signature:
Printed Name: